UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

BTU INTERNATIONAL, INC.

(Exact name of registrant as specified in its chapter)

Delaware	0-17297	04-2781248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 667-4111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant’s Certifying Accountant

On June 9th, 2008, BTU International, Inc. (the “Company”), with the approval of its Audit Committee, engaged KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm.

Prior to engaging KPMG, the Company did not consult with KPMG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinions that might be rendered on the Company’s financial statements or on any matter that was the subject of a disagreement or a reportable event (as defined in Item 304(a)(1) of Regulation S-K). KPMG has not provided any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company has furnished KPMG with a copy of the above disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU INTERNATIONAL, INC.

Date : June 10, 2008

By:  /s/  Thomas P. Kealy

        Name: Thomas P. Kealy

        Title: Vice President, Corporate

        Controller and Chief Accounting Officer